Exhibit 99.1

HIMALAYA TECHNOLOGIES PREPARES LAUNCH OF FOMO TOKEN, FOMO HEALTH DRINK, FOMO LEISURE LINE

Pittsburgh, PA, January18, 2023 – Himalaya Technologies, Inc. (OTC: HMLA) announces it has begun the development of the long anticipated FOMO Token. The new ERC20 token will be the cornerstone swap utility for a FOMO decentralized ecosystem and will power dapps and other blockchain technologies for the tokenization of real world assets. The company, along with its affiliate FOMO WORLDWIDE, INC. (OTC: FOMC), plans to announce incentives and special rewards for FOMO shareholders to become FOMO Token holders, including potential future dividends and/or OTC share swaps to derive value from the blockchain.

Said Vik Grover, CEO: “The trend of tokenization of real world assets is accelerating due to the growing recognition and adoption of tokenized assets. Projections on the size of the tokenization opportunity vary, with estimates ranging in the trillions of dollars in mid-range, bull case, and bear case scenarios by 2030. Overall, blockchain innovations are driving significant growth and change in the online world. As we enhance and reposition our social sites towards other verticals and license the platform to other entities, a crypto token to drive rewards and provide benefits to users of social sites and participants in e-commerce is paramount to success for each domain if they are to go viral and command loyalty. Stay tuned for further developments on FOMO token, follow our plans to launch a health and wellness drink under the “FOMO” brand which is in the final stages of formulation for flavoring and nutrition (under trademark notice of allowance by the USPTO), and track our upcoming launch of a “FOMO” branded leisure line and related products.

Further information on Himalaya Technologies, Inc’s FOMO token launch preparation can be found here under Form 8KA1 Exhibit 10.2:

https://www.sec.gov/Archives/edgar/data/1409624/000149315224002620/ex10-2.htm

About Himalaya Technologies, Inc.:

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity

(OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company’s Everest Networks, Inc. subsidiary is developing social sites located at www.kanab.club (health and wellness), www.goccha.net (mainstream), www.yinzworldwide.com (targeting millions of residents, former residents, and sports fans of Pittsburgh, PA), www.finra.watch (social network for OTC issuers and stakeholders seeking FINRA reform), and other domains. The Company is a subsidiary of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com/).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact

Investor Relations

+1 630-708-0750

info@himalayatechnologies.com

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